Exhibit 3.2

COMPOSITE BYLAWS

OF

CAL-MAINE FOODS, INC.

ARTICLE I

OFFICES

Section 1.          The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.          The corporation may also have offices at such other places both, within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1.          All meetings of the stockholders for the election of directors shall be held in the City of Jackson, State of Mississippi, at such place as may be fixed from time to time by the board of directors, or at such other place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2.          Annual meetings of stockholders, commencing with the year 1970, shall be held on the fourth Monday of September, if not a legal holiday, and, if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3.          Written notice of the annual meeting, stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4.          The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 5.          Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chief executive officer or president and shall be called by the chief executive officer or president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in voting interest of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6.          Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7.          Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8.          The holders of a majority in voting interest of the Capital stock issued and outstanding and entitled to vote thereat, present in person or represented in proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9.          When a quorum is present at any meeting, the vote of the holders of a majority in voting interest of the Capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10.          Unless otherwise provided in the certificate of incorporation, each stockholder holding Common Stock shall, at every meeting of the stockholders, be entitled to vote in person or by proxy for each share of the Common Stock held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Unless otherwise provided in the certificate of incorporation, each shareholder holding Class A Common Stock shall at every meeting of the stockholders be entitled to ten votes in person or by proxy for each share of the Class A Common Stock held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. At all elections of directors of the corporation, each stockholder having voting power shall be entitled to exercise such right of cumulative voting as provided in the certificate of incorporation.

Section 11.          Unless otherwise provided in the certificate of incorporation, any action required to be taken at an annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1.          The number of directors which shall constitute the whole board shall not be less than three nor more than twelve. The first board shall consist of three directors.  Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting.  The directors shall be elected at the annual meeting of the stockholders except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors do not need to be stockholders.

Section 2.          Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of votes represented by the shares at the time outstanding having the right to vote for such directors, summarily order an' election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3.          The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.          The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.          The first meeting of each newly elected board of directors shall be held immediately following and at the same place as the annual meeting of the shareholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at the time and place aforesaid, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver by all of the directors.

Section 6.          Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 7.          Special meetings of the board may be called by the chairman of the board, chief executive officer, president or secretary on three days notice to each director, either personally, by mail, telegram, e-mail, or by facsimile transmission; special meetings shall be called by the chairman, chief executive officer, president, or secretary in like manner on written request of two directors.

Section 8.          At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.          Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meetings of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board or committee.

Section 10.          The chairman of the board of directors shall preside at all meetings of the board of directors. In the absence of the chairman, in order the vice chairman, the chief executive officer and then the president shall preside.

Section 11.          The board of directors may elect a chairman and a vice chairman from among its members, which positions shall constitute offices of the corporation.

COMMITTEES OF DIRECTORS

Section 12.          The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting any agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 13.          Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS

Section 14.          Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a committee thereof or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed compensation for attending committee meetings.

DIRECTORS EMERITUS AND CHAIRMAN EMERITUS

Section 15.          The board of directors may, from time to time in its discretion, by majority vote, designate one or more of its former directors a Director Emeritus or, in the case of a former Chairman of the Board, one Chairman Emeritus. Each such designation shall be for a one-year term or until such Director Emeritus’ or Chairman Emeritus’ earlier death, resignation, retirement or removal (for any reason or no reason by a majority of the board of directors). Each Director Emeritus and Chairman Emeritus may be re-appointed for one or more additional one-year terms. Directors Emeritus and the Chairman Emeritus shall provide such advisory services to the board and its committees as requested from time to time by the board. Directors Emeritus and the Chairman Emeritus may attend board meetings as and when invited by the board and attend meetings of any committee of the board as and when invited by the committee, but they shall not be entitled to notice of any such meetings or to vote or be counted for quorum purposes at any such meetings. If present, Directors Emeritus and the Chairman Emeritus may participate in the discussions occurring at such meetings. Any person holding the position of Director Emeritus or Chairman Emeritus shall not be considered a director or officer for any purpose, including the corporation’s Certificate of Incorporation and bylaws, applicable federal securities laws and the General Corporation Law of the State of Delaware, as it may be amended (the “DGCL”), and a Director Emeritus or Chairman Emeritus shall have no power or authority to manage the affairs of the Company. Directors Emeritus and the Chairman Emeritus shall not have any of the responsibilities or liabilities of a director or officer of the corporation under the DGCL, nor any of a director’s or officer’s rights, powers or privileges in their capacities as Directors Emeritus or Chairman Emeritus. Reference in these bylaws to “directors” or “officers” shall not mean or include Directors Emeritus or the Chairman Emeritus. Directors Emeritus and the Chairman Emeritus will be entitled to receive fees for such service in such form and amount as approved by the board of directors, and shall be reimbursed for reasonable travel and other out-of-pocket business expenses incurred in connection with attendance at meetings of the board and its committees. Directors Emeritus and the Chairman Emeritus shall remain subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and shall remain subject to all of the corporation’s policies applicable to directors. A Director Emeritus and the Chairman Emeritus shall be entitled to benefits and protections in accordance Article VII of these bylaws (“Indemnification of Officers, Directors, Employees and Agents; Insurance”).

ARTICLE IV

NOTICES

Section 1.          Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States Mail.  Notice to directors may also be given by telegram, e-mail, or by facsimile transmission.

Section 2.          Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver of notice thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1.          The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board of directors, a chief executive officer, a vice chairman of the board of directors, a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 2.          The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board of directors, a chief executive officer, a vice chairman of the board of directors, a president, one or more vice-presidents, a secretary and a treasurer and any other officers provided by these bylaws.

Section 3.          The board of directors may appoint such officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4.          The salaries of all officers of the corporation shall be fixed by the board of directors or its designee.

Section 5.          The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

CHAIRMAN OF BOARD OF DIRECTORS

Section 6.          The Chairman of the Board of Directors shall be an official of the corporation and shall have such duties and responsibilities as may be from time to time assigned to him by the board of directors of the corporation.

CHIEF EXECUTIVE OFFICER

Section 7.          The Chief Executive Officer shall have general, managerial responsibilities for the affairs of the corporation, subject to orders and directions of the Board of Directors.  He may execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

CHIEF OPERATING OFFICER

Section 8.          The Chief Operating Officer shall have general responsibility for the day-to-day operational activities of the Company subject to the orders and directions of the President of the Company. The Chief Operating Officer shall have the authority to execute all documents on behalf of the Company as may be required to discharge the duties of such officer.

VICE CHAIRMAN OF BOARD OF DIRECTORS

Section 9.          The Vice chairman of the board of directors shall be an official of the corporation and shall have such duties and responsibilities as may be from time to time assigned to him by the board of directors of the corporation or by the chairman of such board.

THE PRESIDENT

Section 10.          Subject to the direction of the Board of Directors and of the chief executive officer the president shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directs to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

Section 11.          In the absence of the chief executive officer or the president or in the event of their inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the chief executive officer or of the president and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer of the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 12.          The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors or chief executive officer, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his) signature or by the signature of such assistant secretary. The board of directors may give general authority to any other office to affix the seal of the corporation and to attest the affixing by his signature.

Section 13.          The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 14.          The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 15.          He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 16.          If required by the board of directors, he shall give the corporation a bond at the expense of the corporation (which shall be renewed every six years) in such sum and with surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers and money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 17.          The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer of in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

EVIDENCE OF STOCK OWNERSHIP

Section 1.          The certificates of shares of the capital stock of the company shall be in such form as shall be approved by the board of directors. Shares issued in certificate form shall be signed by the chairman of the board of directors or the chief executive officer, or the president, or a vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. Each certificate of stock shall certify the number of shares owned by the shareholder in the company.

Section 2.          The shares of the corporation shall be represented by certificates unless the board of directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of un certificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman of the board of directors or the chief executive officer, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, representing the number of shares registered in certificate form.

Section 3.          Where a certificate is countersigned (I) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 4.          The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

Section 5.          Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 6.          In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders of any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 7.          The corporation shall be entitled to recognize the exclusive right of a person registered on the books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

INDEMNIFICATION OF OFFICERS, DIRECTORS,
EMPLOYEES AND AGENTS; INSURANCE

Section 1.          To the fullest extent permitted under Section 145 of the General Corporation Law of the State of Delaware, Cal-Maine Foods, Inc. (the “Corporation”) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction of upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2.          To the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

Section 3.          To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) above or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Section 4.          Any indemnification under Sections (I) and (2) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections (1) and (2) hereof. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, of (3) by the stockholders.

Section 5.          Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director of officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 6.          The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article shall be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 7.          The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

Section 8.          For purposes of this Article, references to “the Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 9.          For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this Article.

Section 10.          The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VIII

GENERAL PROVISIONS

DIVIDENDS

Section 1.          Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.          Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors may from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish the reserve in the manner in which it was created.

ANNUAL STATEMENT

Section 3.          The board of directors shall present at each annual meeting of the shareholders a full and clear statement of the business and condition of the Corporation.

CHECKS

Section 4.          All checks or demands for money and notes of the Corporation shall be signed by manual or facsimile signature by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 5.          The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

SEAL

Section 6.          The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise shown thereon.

ARTICLE IX

AMENDMENTS

Section 1.          These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.